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                                                                       EXHIBIT 2

First Albany Corporation
30 S. Pearl Street, P.O. Box 52
Albany, NY 12201-0052

                            Margin Account Agreement

Name:___________________________    ____________     ___________________
                                    BRANCH           ACCOUNT NUMBER

In consideration of First Albany carrying an account or accounts for me, I hereby agree as follows:

1. All securities and other property of mine which First Albany may at any time be carrying for me, or which may at any time be in your possession or under your control, shall be subject to a general lien for the discharge of all my indebtedness and other obligations to you, without regard to your having made any advance in connection with such securities and other property and without regard to the number of accounts I may have with you. Whenever circumstances shall in your discretion make it desirable to do so, you may transfer any or all of my securities and other property from any of my accounts to any other account of mine, to any account guaranteed by me, or to any joint account in which I have an interest, all without notice to me. Whenever you shall be entitled to realize on such securities and other property in the enforcement of your lien, you may in your discretion select the securities and other property to be sold by you and/or the contracts to be closed out by you for that purpose.

2. I undertake to discharge, upon your demand, my indebtedness and other obligations to you, including obligations with respect to any account guaranteed by me, and including specifically the payment of any deficiency in any closed account, and no oral agreement or instructions to the contrary shall be recognized.

3. Any accommodation or credit extended to me by you may be, in your discretion, at any time revoked and canceled, and the account or accounts closed, in the event that a petition in bankruptcy, or for the appointment of a receiver, is filed by or against me or an assignment is made by me for the benefits of creditors.

4. I agree to keep, in every account in which I have an interest, an equity satisfactory to you from time to time, and in the event that any such equity shall in your discretion be deemed insufficient, you shall have the right, whenever in your discretion you consider it necessary for your own protection, to sell any or all of my securities and other property, to buy any or all securities and other property of which I may be short, and to close out any or all outstanding contracts, all without demand for cash or additional equity, notice of sale or purchase, all of which are expressly waived; and no specific demand or notice shall invalidate this waiver.

5. Any sale or purchase pursuant to any of the preceding provisions of this agreement or in any other circumstances may be made on any exchange or market or at public or private sale, and you may be the purchasers or sellers for your own account.
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6.    I consent that you may pledge any or all securities and other property of mine which may at any time in your possession or which you may at any time be carrying for me in any account or accounts, either separately or together with other securities and other property, whether belonging to me or others, or you may deliver the same on contracts for other clients, without your having in your possession or subject to your control securities and other property of the kind and amount to which I may then be entitled for delivery upon my demand therefore and tender of the amount due you.

7. Any debit balances in any account of mine shall be charged with interest monthly in accordance with your usual custom.

8. You shall not be liable for refusing to obey any orders given by or for me with respect to an account, which has been the subject of an attachment or sequestration in any legal proceeding against me, and you shall be under no obligation to contest the validity of any such attachment or sequestration.

9. In case of the sale of any securities or other property by you for me and at my direction, and your inability to make delivery by reason of my failure to supply you therewith, then and in such event you are authorized to borrow any securities or property necessary to make delivery and I hereby agree to indemnify you and reimburse you for any liability or loss which you may incur or sustain thereby or by reason of your inability to borrow the securities or other property sold.

10. This agreement shall continue in force even if my accounts are wholly closed and subsequently reopened. It shall cover individually and collectively all accounts which I may open or reopen with you, or which I may guarantee, shall inure to the benefit of your successors and assigns, and shall be binding upon my personal representatives, distributees, successors, and assigns.

11. In case of my death, you shall not be responsible for any action taken or any order received prior to receiving written notice of death. You may, in your discretion, close any or all of my accounts without awaiting the appointment of a personal representative for my estate and without demand upon or notice to any such personal representative.

12. This agreement and all transactions, whether you are acting as broker or principal, shall be subject to the constitution, rules, customs, and usages of the exchange or market including the over-the-counter market, and clearing houses, if any, where the transactions are effected by you or your agents and to all governmental acts and statutes and to the rules and regulations made thereunder, including present and future acts which amend the same and are supplemental thereto, insofar as applicable.

13. You shall not be liable for loss caused directly or indirectly by government restrictions, war, strikes, or other conditions beyond your control.

14. In the event that I fail to discharge my indebtedness or other obligations to you and you refer my account for collection or enforcement of your rights, I agree to pay all reasonable costs and expenses, including reasonable attorney's fees, you incur.


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15.   Whenever there is a reference in this agreement to I, me, or mine, it is understood that, in the case of a joint account or guarantor, such references also refer to such joint parties or guarantors.

16. I hereby grant you the authority to seek any financial or credit information pertaining to the maintenance of the account, and I release you and the furnishing agency from all liability for any damages whatsoever incurred in furnishing such information.

17. If any provision of this Agreement is held to be invalid, void, or unenforceable by reason of any law, rule, administrative order, or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement.

18. This agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights and liabilities of the parties determined, in accordance with the laws of the State of New York.

19.   Arbitration Disclosures

      o     Arbitration is final and binding on the parties.

      o The parties are waiving their right to seek remedies in court, including the right to a jury trial.

      o Pre-arbitration discovery is generally more limited than and different from court proceedings.

      o The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

      o The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

It is agreed that any claim, dispute, or controversy between us shall be conducted pursuant to the Federal Arbitration Act and submitted to arbitration
(i) under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc., as to any matter, (ii) with respect to transactions effected on any other stock exchanges, under the arbitration rules of such stock exchange, (iii) pursuant to the Code of Arbitration Procedures of the National Association of Securities Dealers, Inc., (iv) pursuant to the Securities Arbitration Rules of the American Arbitration Association or (v), where applicable, pursuant to the rules of the Municipal Securities Rulemaking Board, as I may elect. The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Copies of any such arbitration rules may be obtained from First Albany, or any such organization.

Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration


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tribunal. In the event that I do not make such election within five (5) days of such demand notice, then I authorize you to do so on my behalf.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has opted out of the class with respect to any claims encompassed by the putative class action until:

(i)   the class certification is denied

(ii)  the class is decertified; or

(iii) the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

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I (we) confirm that I (we) have reviewed the entire Margin Account Agreement, through number 19 on the reverse side.

I (we) confirm that I (we) have read the "Margin Account Disclosure Statement" and I (we) understand the contents.

BY SIGNING THIS AGREEMENT I (WE) ACKNOWLEDGE THAT MY (OUR) SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.

This agreement contains pre-dispute arbitration clause at paragraph 19.


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                  (Signature)                                (Date)


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                  (Signature)                                (Date)

                          First Albany Corporation Copy


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